                                  EXHIBIT 99.2

EXHIBIT 99.2

WILDCAT LEASES

                                             NEXT        PRIMARY
LEASE #     LESSOR NAME                      RENT       XPIRATION     BOOK     PAGE    NET ACRE        LOR           NRI        WI
====================================================================================================================================
  1      GARRETT, NANNIE                    6/24/96      6/24/96       80      462          175        12.5%        84.375      100%
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  2      HACKER, JOE                         4/7/96       4/7/96       81      489          131        12.5%        84.375      100%
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  3      WEBB, DONALD                       7/29/96      7/29/96       80      466           60        12.5%        84.375      100%
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  4      WHITE, CARL B.                      7/2/96       7/2/96       81      618          300        12.5%        84.375      100%
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  5      BISHOP, PAUL & BRENDA              7/18/96      7/18/96       81      640           75        12.5%        84.375      100%
--------------------------------------------------------------------------------------------===-------------------------------------

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                                                                     TOTAL ACREAGE          741

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